EXHIBIT 23.4
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March 29, 2007


NEXEN INC.
801 7th Avenue S.W.
Calgary, Alberta  T2P 3P7


We hereby consent to references to our firm relating to the evaluation and/or audit of certain oil and gas properties of Nexen Inc. (the "Company") contained in the section entitled "Basis of Reserves Estimates" within "Reserves, Production and Related Information" as set out in Part I, Items 1&2 Business and Properties of the Company's Annual Report on Form 10-K/A Amendment No. 1 for the year ended December 31, 2006.


Sincerely,

MCDANIEL & ASSOCIATES CONSULTANTS LTD.


/s/ P. A. Welch
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P. A. Welch, P. Eng.
President & Managing Director